UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, Ireland D01 K0Y8
(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 4.00% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.50% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantees of Aon plc’s 4.25% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.45% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.60% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.75% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, James Platt, Aon plc’s (the “Company” or “Aon”) Chief Operating Officer since June 2021, was appointed to a new role as Chief Digital Officer of the Company, effective immediately. Mr. Platt, age 50, joined the Company in September 2014 as the Chief Executive Officer of Aon Inpoint and Head of Data & Analytics for Aon Risk Solutions and served in that role until December 2016. From January 2017 through June 2019, Mr. Platt served as the Chief Operating Officer of Aon Risk Solutions, and then from June 2019 through September 2020, as the Company’s Global Solution Lines Chief Operating Officer. From September 2020 to his appointment as the Company’s Chief Operating Officer, Mr. Platt served as the Company’s Business Chief Operating Officer.

On August 9, 2022, the Company announced Mindy Simon will join the Company as its Chief Operating Officer effective October 10, 2022. Ms. Simon, age 45, currently serves as Chief Information Officer for Conagra Brands, a North America branded food company, and has served in that role since June 2017. Prior to her role as Chief Information Officer, Ms. Simon held a variety of roles in finance and information technology with Conagra Brands since joining the company in 2000, including serving as VP Global Business Services from January 2016 to June 2017, and VP Information Technology from 2008 to 2016.

In connection with her appointment, Ms. Simon will be entitled to receive an annual base salary of $675,000 and, beginning in 2023, will be eligible to participate in the Company’s short-term annual incentive plan, with a target award of 100% of her annual base salary. In connection with foregone cash bonus compensation resulting from her transition to Aon, Ms. Simon will receive a sign-on cash award of $400,000, which she will be required to repay (i) in full should she voluntarily terminate her employment with the Company prior to the first anniversary of her start date and (ii) at 50% should she voluntarily terminate her employment with the Company after the first anniversary of her start date but prior to the second anniversary of her start date. In addition, and in connection with foregone equity compensation resulting from her transition to Aon, Ms. Simon will receive a sign-on equity award with a grant date fair value of $1,725,000, consisting of the Company’s restricted share units vesting one-third on each of the first through third anniversary of the grant date.

Additionally, effective in 2023, Ms. Simon will become eligible to participate in the Company’s Leadership Performance Program (“LPP”) under the Company’s 2011 Incentive Plan, as amended and restated. Ms. Simon is also eligible to participate in the compensation and benefit programs generally available to senior executives of the Company.

There is no arrangement between Ms. Simon and any other person pursuant to which she was selected as the Chief Operating Officer. There are no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with Ms. Simon’s appointment.

Prior to Ms. Simon’s start date, the Company’s Chief Financial Officer, Christa Davies, will assume responsibility for the operations functions previously reporting to Mr. Platt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2022	AON PLC

	By:	/s/ Julie E. Cho
Julie E. Cho
Assistant Company Secretary